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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 11, 2001


                INTERSTATE LAND INVESTORS II LIMITED PARTNERSHIP
                ------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          North Carolina               0-18382              56-1681116
          --------------               -------              ----------
   (State or other jurisdiction      (Commission           (IRS Employer
         of incorporation)          File Number)        Identification No.)


      IJL Financial Center, 201 N. Tryon Street, P.O. Box 1012, Charlotte,
                            North Carolina 28201-1012
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (704) 379-9164
                                                           --------------

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ITEM 1.       Changes in Control of Registrant

              None

ITEM 2.       Acquisition or Disposition of Assets

              On May 11, 2001, the Partnership sold 96.9 acres of the property to Greenfield Development Company LLC. The gross sale price of the facility was $4,338,360. A portion of the sale proceeds in the amount of $313,543 will be used to pay debts to the General Partner. Closing costs and pro-rations incurred at settlement totaled $447,609 leaving net cash proceeds to the partnership of $4,113,466. A net capital loss of approximately $382,500 resulted from the transaction.

              In June 2001, a final distribution of $3,442,500 (representing approximately $450.00 per unit) will be distributed to the limited partners.

ITEM 3.       Bankruptcy or Receivership

              None

ITEM 4.       Changes in Registrant's Certifying Accountant

              None

ITEM 5.       Other Events

              None

ITEM 6.       Resignations of Registrant's Directors

              None

ITEM 7.       Financial Statements and Exhibits

              None

ITEM 8.       Change in Fiscal Year

              None


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERSTATE LAND INVESTORS II
                                        LIMITED PARTNERSHIP



                                        By: ISC Realty Corporation,
                                            General Partner and Principal
                                            Financial Officer of the Registrant



Date May 25, 2001                       By: /s/ J. Christopher Boone
     ---------------------                  ------------------------
                                            J. Christopher Boone,
                                            President